EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Financial Contact:	Dennis Story SVP and Chief Financial Officer 678.597.7115 dstory@manh.com

Media Contact:	Terrie O’Hanlon SVP and Chief Marketing Officer 678.597.7120 tohanlon@manh.com
Manhattan Associates Reports Record Fourth Quarter and Full Year Revenue and Earnings
Record Q4 License Revenues Increase 18% to $19.0 Million
ATLANTA — February 7, 2007 — Leading supply chain solutions provider, Manhattan Associates, Inc. (NASDAQ: MANH), today reported fourth quarter GAAP diluted earnings per share of $0.17 on record fourth quarter license revenue of $19.0 million. On a non-GAAP basis, fourth quarter diluted earnings per share were a record $0.31, a 29% increase over the fourth quarter of 2005.
FOURTH QUARTER FINANCIAL HIGHLIGHTS:
Highlights of the 2006 fourth quarter performance, as compared to the 2005 fourth quarter, are:
•	Total revenue increased 14% to a fourth quarter record $75.9 million;
°	License revenue increased 18% to a fourth quarter record $19.0 million;

°	Services revenue increased 14% to a fourth quarter record $49.9 million;
•	GAAP operating income was $8.4 million, down 8%, which includes $2.9 million in legal settlement costs;

•	Operating income, on a non-GAAP basis, increased 23% to $13.1 million;

•	GAAP diluted earnings per share decreased 15% to $0.17 which includes the impact of legal settlement costs;

•	Adjusted earnings per share increased 29% to $0.31, per share;

•	Cash and investments on hand at December 31, 2006 increased 40% to $131.1 million over December 31, 2005.
“We are pleased to report record revenue and adjusted earnings for the fourth quarter and full year of 2006,” said Pete Sinisgalli, President and Chief Executive Officer of Manhattan

Associates. “With nine consecutive quarters of year-over-year double digit revenue growth, we continue to demonstrate solid market share and financial strength. We are well positioned to continue this success in 2007,” he continued.
FULL YEAR FINANCIAL HIGHLIGHTS:
Highlights for the full year 2006, results as compared to the full year 2005, are:
•	Total revenue increased 17% to a full year record $288.9 million;
°	License revenue increased 16% to a full year record $66.5 million;

°	Services revenue increased 17% to a full year record $194.5 million;
•	GAAP operating income was $30.8 million, up 2% on higher license revenue;

•	Operating income, on a non-GAAP basis, increased 14% to $45.3 million;

•	GAAP diluted earnings per share increased 8% to $0.69;

•	Adjusted earnings per share increased 23% to $1.08 per share;

•	Cash flow from operations increased 32% to $44.1 million;

•	The Company repurchased 773,301 shares of common stock during the year totaling $16.0 million at an average price of $20.73. The Company has $42.9 million remaining in share repurchase authority.
Other significant achievements during the quarter include:
•	Securing key new customers in the quarter including adidas A.G.; Associated Food Stores; C.S. Brooks World Carpets, Inc; Custom Building Products, Inc; Del Monte Fresh Produce; Donaldson Company, Inc; Ergon SCM de Mexico SA de CV; Fujitsu Asia Pte. Ltd.; GAZAL Apparel Pty Ltd; H&O Distribution; H.D. Smith Wholesale Drug Co.; MGA Entertainment, Inc; Paris S.A.; PJ Food Service; PUMA North America; Ronco; Sentry Logistics; Transtar Industries, Inc; Under Armour, Inc; and UWT Logistics;

•	Expanding partnerships with many existing customers including Alco Industries, Inc; Asics America Corp; Bulova Corporation; C&J Clark America, Inc; Cabela’s; DHL Logistics Singapore Pte Ltd; Electronics for Imaging; Exel Plc; Fitness Quest, Inc; Friskars Brands; Innotrac Corporation; Interstate Distributor Co.; Mothercare UK Limited; Pacific Sunwear of California, Inc; Performance Team Freight Systems; Recreational

Equipment, Inc; Sara Lee Corporation; Springs Global US, Inc; Systems Material Handling; and Warnaco, Inc.;

•	Closing four large deals, each of which was $1 million or more in recognized license revenue.
2007 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the first quarter, first half and full year 2007. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q1 2007 – diluted earnings per share	$0.15	$0.19	88%	138%
First half 2007 – diluted earnings per share	$0.45	$0.49	32%	44%
Full year 2007 – diluted earnings per share	$1.00	$1.04	45%	51%

Adjusted Earnings Per Share
Q1 2007 – diluted earnings per share	$0.20	$0.24	25%	50%
First half 2007 – diluted earnings per share	$0.55	$0.59	8%	16%
Full year 2007 – diluted earnings per share	$1.20	$1.24	11%	15%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning March 15, 2007, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2007 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of April 2007.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended December 31, 2006.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, the cost of settling two litigation matters, the severance and accounts receivable charge recorded in the same period and stock option expense under SFAS 123(R). Fourth quarter 2006 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
LEGAL SETTLEMENTS
In the quarter, the Company recorded settlement costs of $2.9 million pre-tax ($2.5 million after-tax or $0.09 per fully diluted share) related to two litigation matters, one with a large German customer and one with a domestic customer regarding implementation of warehouse management systems. In both litigation matters, a settlement was reached in January 2007. The recorded charges represent our portion of the settlement agreed to with our insurance carrier, which is included in our GAAP net earnings. These charges have been excluded from our adjusted operating income, adjusted net income and adjusted earnings per share consistent with our past earnings reports and due to the unusual nature of the litigation.
About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
License	$19,003	$16,141	$66,543	$57,119
Services	49,879	43,767	194,521	166,091
Hardware and other	6,988	6,513	27,804	23,194

Total Revenue	75,870	66,421	288,868	246,404

Costs and Expenses:
Cost of license	1,386	1,118	5,796	4,700
Cost of services	23,519	20,736	93,427	76,641
Cost of hardware and other	6,187	5,734	24,515	19,914
Research and development	11,070	9,555	41,468	34,139
Sales and marketing	11,870	10,458	45,888	40,302
General and administrative	7,280	5,796	29,143	22,047
Depreciation and amortization	3,333	3,145	13,247	12,074
Unusual charges	2,856	829	4,629	6,310

Total costs and expenses	67,501	57,371	258,113	216,127

Operating income	8,369	9,050	30,755	30,277

Other income, net	911	706	3,638	2,677

Income before income taxes	9,280	9,756	34,393	32,954
Income tax provision	4,466	4,021	15,062	14,319

Net income	$4,814	$5,735	$19,331	$18,635

Basic earnings per share	$0.18	$0.21	$0.71	$0.65
Diluted earnings per share	$0.17	$0.20	$0.69	$0.64

Weighted average number of shares:
Basic	27,290	27,560	27,183	28,690
Diluted	28,642	28,166	27,971	29,297

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2006			2006	2005			2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue:
License	$19,003			$19,003	$16,141			$16,141
Services	49,879			49,879	43,767			43,767
Hardware and other	6,988			6,988	6,513			6,513

Total Revenue	75,870	—		75,870	66,421	—		66,421

Costs and Expenses:
Cost of license	1,386			1,386	1,118			1,118
Cost of services	23,519	45	(a)	23,564	20,736			20,736
Cost of hardware and other	6,187			6,187	5,734			5,734
Research and development	11,070	(349	)(a)	10,721	9,555			9,555
Sales and marketing	11,870	(379	)(a)	11,491	10,458			10,458
General and administrative	7,280	5	(a)(c)	7,285	5,796	370	(c)	6,166
Depreciation and amortization	3,333	(1,217	)(b)	2,116	3,145	(1,200	)(b)	1,945
Settlement charges	2,856	(2,856	)(e)	—	—	—		—
Acquisition-related charges	—	—		—	829	(829	)(d)	—

Total costs and expenses	67,501	(4,751)		62,750	57,371	(1,659)		55,712

Operating income	8,369	4,751		13,120	9,050	1,659		10,709

Other income, net	911			911	706			706

Income before income taxes	9,280	4,751		14,031	9,756	1,659		11,415
Income tax provision	4,466	784	(f)	5,250	4,021	695	(f)	4,716

Net income	$4,814	$3,967		$8,781	$5,735	$964		$6,699

Basic earnings per share	$0.18			$0.32	$0.21			$0.24
Diluted earnings per share	$0.17			$0.31	$0.20			$0.24

Weighted average number of shares:
Basic	27,290			27,290	27,560			27,560
Diluted	28,642			28,642	28,166			28,166
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $509 of stock option compensation expense recorded during the three months ended December 31, 2006. Total stock option expense for the three months ended December 31, 2006 was $1.2 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $514 and $370 for the three months ended December 31, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2005 adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	The amount for 2006 includes legal settlements of $2.9 million ($2.5 million after-tax or $.09 diluted EPS) resulting from legal disputes over the implementation of our software. We do not believe that these are common costs that result from normal operating activities.

(f)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes as well as our inability to recognize a tax benefit from $2.0 million of the legal settlements discussed above.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Twelve Months Ended
	December 31,
	2006			2006	2005			2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue:
License	$66,543			$66,543	$57,119			$57,119
Services	194,521			194,521	166,091			166,091
Hardware and other	27,804			27,804	23,194			23,194

Total Revenue	288,868	—		288,868	246,404	—		246,404

Costs and Expenses:
Cost of license	5,796			5,796	4,700			4,700
Cost of services	93,427	(1,564	)(a)	91,863	76,641			76,641
Cost of hardware and other	24,515			24,515	19,914			19,914
Research and development	41,468	(1,086	)(a)	40,382	34,139			34,139
Sales and marketing	45,888	(1,493	)(a)	44,395	40,302			40,302
General and administrative	29,143	(930	)(a)(c)	28,213	22,047	1,228	(c)	23,275
Depreciation and amortization	13,247	(4,868	)(b)	8,379	12,074	(4,492	)(b)	7,582
Severance, accounts receivable, and settlement charges	2,856	(2,856	)(e)	—	3,876	(3,876	)(e)	—
Asset impairment charge	270	(270	)(f)	—	—			—
Acquisition-related charges	1,503	(1,503	)(d)	—	2,434	(2,434	)(d)	—

Total costs and expenses	258,113	(14,570)		243,543	216,127	(9,574)		206,553

Operating income	30,755	14,570		45,325	30,277	9,574		39,851

Other income, net	3,638			3,638	2,677			2,677

Income before income taxes	34,393	14,570		48,963	32,954	9,574		42,528
Income tax provision	15,062	3,637	(g)	18,699	14,319	2,500	(g)	16,819

Net income	$19,331	$10,933		$30,264	$18,635	$7,074		$25,709

Basic earnings per share	$0.71			$1.11	$0.65			$0.90
Diluted earnings per share	$0.69			$1.08	$0.64			$0.88

Weighted average number of shares:
Basic	27,183			27,183	28,690			28,690
Diluted	27,971			27,971	29,297			29,297
(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $2.5 million of stock option compensation expense recorded during the twelve months ended December 31, 2006. Total stock option expense for the twelve months ended December 31, 2006 was $6.6 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $1.6 million and $1.2 for the twelve months ended December 31, 2006 and 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During the quarter ended September 30, 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 and 2005 adjustments represent the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations. The 2005 adjustment includes $.5 million in expense related to an unsuccessful acquisition attempt. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	The amount for 2006 includes legal settlements of $2.9 million ($2.5 million after-tax or $.09 diluted EPS) resulting from legal disputes over the implementation of our software. The amounts for 2005 include the write-off of a $2.8 million receivable from a German customer with whom we settled in 2006 as well as severance and other costs of $1.1 million resulting from the consolidation of EMEA operations and the termination of 17 employees. We do not believe that these are common costs that result from normal operating activities.

(f)	During the quarter ended September 30, 2006, we recorded an impairment charge of $270 against a $2.0 million investment in a technology company. We made our original investment in 2003. Because the value of the investment is beyond our control and does not relate to our core operations, we have excluded the asset impairment from adjusted non-GAAP results.

(g)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes as well as our inability to recognize a tax benefit from $2.0 million of the legal settlements discussed above.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$18,449	$19,419
Short term investments	90,570	36,091
Accounts receivable, net of a $4,901 and $4,892 allowance for doubtful accounts in 2006 and 2005, respectively	60,937	58,623
Deferred income taxes	5,208	6,377
Refundable income taxes	11	449
Prepaid expenses and other current assets	11,928	11,268

Total current assets	187,103	132,227

Property and equipment, net	15,850	14,240
Long-term investments	22,038	38,165
Acquisition-related intangible assets, net	14,344	19,213
Goodwill, net	70,361	54,607
Deferred income taxes	481	11,995
Other assets	4,716	2,951

Total assets	$314,893	$273,398

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,716	$7,904
Accrued compensation and benefits	16,560	15,224
Accrued and other liabilities	13,872	13,971
Deferred revenue	29,918	27,204
Income taxes payable	4,006	2,535
Current portion of capital lease obligations	—	147

Total current liabilities	76,072	66,985

Other non-current liabilities	1,681	1,015

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2006 or 2005	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 27,610,105 shares issued and outstanding in 2006 and 27,207,260 shares issued and outstanding in 2005	276	272
Additional paid-in capital	98,704	87,476
Retained earnings	136,321	116,990
Accumulated other comprehensive income	1,839	863
Deferred compensation	—	(203)

Total shareholders’ equity	237,140	205,398

Total liabilities and shareholders’ equity	$314,893	$273,398

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2006	2005
Operating activities:
Net income	$19,331	$18,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,247	12,074
Stock compensation	6,762	184
Asset impairment charge	270	—
Gain on disposal of equipment	22	76
Tax benefit of options exercised	4,546	1,920
Excess tax benefits from stock based compensation	(2,519)	—
Deferred income taxes	(574)	1,368
Unrealized foreign currency loss	(317)	1,346
Changes in operating assets and liabilities:
Accounts receivable, net	(1,617)	(8,692)
Other assets	(3,483)	(4,383)
Prepaid retention bonus	1,599	(1,599)
Accounts payable, accrued and other liabilities	3,814	7,403
Income taxes	367	1,359
Deferred revenue	2,672	3,694

Net cash provided by operating activities	44,120	33,385

Investing activities:
Purchase of property and equipment	(9,641)	(8,488)
Net (purchases) maturities of investments	(38,133)	61,124
Payments in connection with various acquisitions	(126)	(48,789)

Net cash (used in) provided by investing activities	(47,900)	3,847

Financing activities:
Payment of capital lease obligations	(147)	(104)
Purchase of common stock	(16,029)	(61,011)
Excess tax benefits from stock based compensation	2,519	—
Proceeds from issuance of common stock from options exercised	16,156	6,672

Net cash provided by (used in) financing activities	2,499	(54,443)

Foreign currency impact on cash	311	(799)

Net change in cash and cash equivalents	(970)	(18,010)
Cash and cash equivalents at beginning of period	19,419	37,429

Cash and cash equivalents at end of period	$18,449	$19,419

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
GAAP Diluted EPS	$0.16	$0.10	$0.17	$0.20	$0.64	$0.08	$0.25	$0.19	$0.17	$0.69
Adjustments to GAAP:
Stock option expense	$—	$—	$—	$—	$—	$0.04	$0.06	$0.05	$0.03	$0.19
Purchase amortization	$0.02	$0.02	$0.02	$0.03	$0.09	$0.03	$0.03	$0.03	$0.03	$0.11
Acquisition related charges	$—	$0.01	$0.02	$0.02	$0.05	$0.02	$0.01	$—	$—	$0.03
Restructuring charge	$—	$0.03	$—	$(0.00)	$0.03	$—	$—	$—	$—	$—
Write off of receivable and settlement charges	$—	$0.09	$—	$—	$0.09	$—	$—	$—	$0.09	$0.09
Asset impairment charge	$—	$—	$—	$—	$—	$—	$—	$0.01	$—	$0.01
Sales tax recoveries	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.03)

Adjusted Diluted EPS	$0.18	$0.25	$0.21	$0.24	$0.88	$0.16	$0.34	$0.27	$0.31	$1.08

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenue:										$—
Americas	$46,776	$49,573	$49,175	$55,398	$200,922	$51,143	$65,695	$60,799	64,683	242,320
EMEA	6,626	7,924	8,490	7,632	30,672	6,952	6,850	6,478	7,071	27,351
Asia Pacific	2,905	3,872	4,642	3,391	14,810	4,690	5,356	5,035	4,116	19,197

	$56,307	$61,369	$62,307	$66,421	$246,404	$62,785	$77,901	$72,312	$75,870	$288,868

GAAP Operating Income (Loss):
Americas	$9,107	$10,539	$6,085	$8,989	$34,720	$2,467	$10,095	$9,131	11,054	32,747
EMEA	(1,314)	(4,655)	690	926	(4,353)	245	3	(839)	(2,226)	(2,817)
Asia Pacific	(126)	425	476	(865)	(90)	401	739	144	(459)	825

	$7,667	$6,309	$7,251	$9,050	$30,277	$3,113	$10,837	$8,436	$8,369	$30,755

Adjustments (pre-tax):
Americas:
Stock option expense	$—	$—	$—	$—	$—	$1,558	$1,819	$1,700	$1,177	$6,254
Purchase amortization	924	1,207	1,161	1,200	4,492	1,217	1,217	1,217	1,217	4,868
Acquisition related charges	—	524	1,081	829	2,434	722	607	174	—	1,503
Settlement charges	—	—	—	—	—	—	—	—	810	810
Asset impairment charge	—	—	—	—	—	—	—	270	—	270
Sales tax recoveries	(327)	(291)	(240)	(370)	(1,228)	(267)	(465)	(324)	(514)	(1,570)

	$597	$1,440	$2,002	$1,659	$5,698	$3,230	$3,178	$3,037	$2,690	$12,135

EMEA:
Stock option expense	$—	$—	$—	$—	$—	$118	$125	$131	15	389
Restructuring charge	—	1,061	—	—	1,061	—	—	—	—	—
Write off of receivable and settlement charges	—	2,815	—	—	2,815	—	—	—	2,046	2,046

	$—	$3,876	$—	$—	$3,876	$118	$125	$131	$2,061	$2,435

Total Adjustments	$597	$5,316	$2,002	$1,659	$9,574	$3,348	$3,303	$3,168	$4,751	$14,570

Adjusted non-GAAP Operating Income (Loss):										$—
Americas	$9,704	$11,979	$8,087	$10,648	$40,418	$5,697	$13,273	$12,168	$13,744	44,882
EMEA	(1,314)	(779)	690	926	(477)	363	128	(708)	(165)	(382)
Asia Pacific	(126)	425	476	(865)	(90)	401	739	144	(459)	825

	$8,264	$11,625	$9,253	$10,709	$39,851	$6,461	$14,140	$11,604	$13,120	$45,325

3.	Capital expenditures are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures	$2,507	$2,141	$2,698	$1,142	$8,488	$2,195	$2,603	$2,731	$2,112	$9,641

4.	Adoption of Statement of Financial Accounting Standards 123(R), “Share-Based Payment”:

The Company adopted SFAS 123(R) on January 1, 2006 using the modified prospective transition method. SFAS 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Actual stock option expense recorded for 2006, as well as proforma expense for 2005 as if the Company had previously adopted the new statement on January 1, 2005 is presented below. During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by the Company’s employees with an exercise price of $22.09 or higher. Stock option expense for the fourth quarter of 2005 includes $37.2 million of stock option expense ($26.9 million after tax) equal to the unamortized fair value of the options.

	2005-Proforma					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Stock option expense (pre-tax)	$5,694	$5,519	$5,392	$42,769	$59,374	$1,676	$1,944	$1,831	$1,192	$6,643
Income tax benefit	(1,144)	(1,112)	(1,083)	(11,631)	(14,970)	(499)	(303)	(370)	(201)	(1,373)

Stock option expense, net of income tax	$4,550	$4,407	$4,309	$31,138	$44,404	$1,177	$1,641	$1,461	$991	$5,270

Diluted EPS impact	$0.15	$0.15	$0.15	$1.13	$1.55	$0.04	$0.06	$0.05	$0.03	$0.19

5.	Effective tax rate

The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes as well as our inability to recognize a tax benefit from $2.0 million of the legal settlements discussed above. The impact of the nondeductible stock options expense and legal settlement was approximately 3.3% and 2.3%, respectively.

6.	Stock Repurchase Activity

During 2006, we repurchased 0.8 million shares of common stock totaling $16 million at an average price of $20.73. During 2005, we repurchased 2.8 million shares totaling $61 million at an average cost of $21.58. We have $42.9 million remaining in share repurchase authority.